UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2013

DEEP WELL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-24012	13-3087510
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 700, 10150 – 100 Street, Edmonton, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Legal Proceedings

On August 16, 2013 a Consent Order was filed in the Court of Queen's Bench of Alberta Judicial District of Calgary, by mutual consent of the parties, dismissing in its entirety the claims of the Plaintiff against the Corporation as set out in the Plaintiffs Amended Statement of Claim.

On June 2, 2006, Hardie & Kelly (“the Plaintiff”), Trustee of the Estate of John Forbes Brown, filed against John Forbes Brown, a bankrupt, Diane Lynn McClaflin, 1089144 Alberta Ltd., and Deep Well Oil & Gas, Inc. (“the Corporation”) an Amended Statement of Claim in the Court of Queen's Bench of Alberta Judicial District of Calgary. John Forbes Brown was a former officer and then sub-contractor of the Corporation before and during the time he was assigned into bankruptcy on July 12, 2004. The Plaintiff claimed, in addition to other issues unrelated to the Corporation, 1.) that John Forbes Brown received 4,812,500 of the Corporation’s shares as a result of his employment with the Corporation and that John Forbes Brown improperly assigned these shares to the numbered company as a ruse entered into on the eve of insolvency by John Forbes Brown in order to facilitate the hiding of assets from his creditors and the trustee of his bankruptcy; 2.) that on August 23, 2004, John Forbes Brown advised the Plaintiff that he in fact owned the above shares and did not disclose this ownership in his filed bankruptcy statement of affairs; 3.) that John Forbes Brown would lodge the said shares with his lawyer until such time as these shares could be transferred to the Plaintiff; 4.) that unbeknownst to them, John Forbes Brown surreptitiously removed the shares from his lawyer's office and delivered them to the Corporation so that the Corporation could cancel them; 5.) that the Corporation conspired with John Forbes Brown to defraud the creditors of John Forbes Brown by taking receipt and cancelling the said shares; and that consideration paid by the Corporation for the said shares was invested in the home owned by John Forbes Brown and his wife.  The Plaintiff was seeking: (1) an accounting of the proceeds and benefits derived by the dealings of the shares; (2) the home owned by John Forbes Brown and his wife, to be held in trust on behalf of the Plaintiff and an accounting of proceeds related to this trust; (3) damages from the Corporation because of their actions; (4) a judgement for $15,612,645 Cdn; (5) an order to sell John Forbes Brown's home; and (6) interest and costs.

Item 9.01    Financial Statements and Exhibits.

The Corporation issued a press release on August 23, 2013 announcing the above stated Consent Order dismissing the claims against the Corporation, which is filed herewith as Exhibit 99.1.

(a)  Financial Statements

Not Applicable.

(d)  Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
99.1	Press Release dated August 23, 2013, filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: August 22, 2013	By:	/s/ Horst A. Schmid
Dr. Horst A. Schmid
President and CEO